Exhibit 5.1

faegredrinker.com

Faegre Drinker Biddle & Reath LLP 2200 Wells Fargo Center 90 South Seventh Street Minneapolis, Minnesota 55402 +1 612 766 7000 main +1 612 766 1600 fax

June 23, 2021

CVRx, Inc.
9201 West Broadway Avenue, Suite 650
Minneapolis, MN 55445

Ladies and Gentlemen:

We have acted as counsel to CVRx, Inc., a Delaware corporation (the “Company”), in connection with the public offering by the Company of up to an aggregate of 7,187,500 shares (the “Shares”) of the Company’s common stock, par value $0.01 per share (“Common Stock”), which includes shares subject to the underwriter’s option to purchase additional shares. The Shares are being offered pursuant to the Registration Statement on Form S-1, as amended (File No. 333-256800) (the “Registration Statement”), filed by the Company with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Act”), including a related prospectus filed with the Registration Statement (the “Prospectus”). The Shares are to be sold by the Company as described in the Registration Statement and the Prospectus. This opinion is being furnished in connection with the requirements of Item 601(b)(5) of Regulation S-K under the Act.

In this capacity, we have examined originals or copies, certified or otherwise identified to our satisfaction, of the following documents: (i) the Registration Statement and Prospectus, (ii) the form of Underwriting Agreement by and among J.P. Morgan Securities LLC, Piper Sandler & Co. and William Blair & Company, L.L.C., as representatives of the several underwriters listed in Schedule 1 thereto and the Company, filed as Exhibit 1.1 to the Registration Statement (the “Underwriting Agreement”), (iii) the Company’s Twelfth Amended and Restated Certificate of Incorporation, in the form filed as Exhibit 3.1 to the Registration Statement, (iv) the Company’s Certificate of Amendment to the Twelfth Amended and Restated Certificate of Incorporation, dated June 22, 2021, in the form filed as Exhibit 3.2 to the Registration Statement, (v) the Company’s Amended and Restated Certificate of Incorporation, in the form filed as Exhibit 3.3 to the Registration Statement, (vi) the Company’s Amended and Restated Bylaws, as amended, in the form filed as Exhibit 3.4 to the Registration Statement, (vii) the Company’s Amended and Restated Bylaws, in the form filed as Exhibit 3.5 to the Registration Statement, and (viii) the resolutions of the Board of Directors of the Company authorizing the Company’s issuance of the Shares. We have also examined a certificate of an Officer of the Company dated the date hereof (the “Certificate”) and originals, or copies certified or otherwise authenticated to our satisfaction, of such corporate records and other records, agreements, instruments, certificates of public officials and documents as we have deemed necessary as a basis for the opinions hereinafter expressed and have reviewed such matters of law as we have deemed relevant hereto. As to all issues of fact material to this opinion letter, we have relied on certificates, statements or representations of public officials, of officers and representatives of the Company (including the Certificate) and of others, without any independent verification thereof or other investigation.

In our examination, we have assumed, without investigation: (i) the legal capacity of all natural persons signing any of the documents and corporate records examined by us; (ii) the genuineness of all signatures, including electronic signatures; (iii) the authenticity of all documents submitted to us as originals; (iv) the conformity to original documents of all documents submitted to us as certified, conformed, photostatic or facsimile copies; (v) the authenticity of the originals of such latter documents; (vi) the truth, accuracy and completeness of the information, representations and warranties contained in the agreements, documents, instruments, certificates and records we have reviewed; and (vii) the absence of any undisclosed modifications to the agreements and instruments reviewed by us. In addition, we have assumed that the Company’s Board of Directors or its Pricing Committee has taken action to set the pricing range of the Shares.

Based upon and subject to the foregoing qualifications, assumptions and limitations and the further limitations set forth below, we are of the opinion that upon payment therefor and issuance and delivery thereof in accordance with the Underwriting Agreement, including delivery of certificates representing the Shares duly executed by the duly authorized officers of the Company, countersigned by the transfer agent therefor, to the purchasers thereof (or in the case of Shares issued without certificates, the due registration of issuance and constructive delivery through book entry of such Shares), the Shares will be validly issued, fully paid and non-assessable.

Our opinion set forth herein is limited to the General Corporation Law of the State of Delaware, and we express no opinion as to the effect of any other laws.

This opinion letter is rendered as of the date first written above, and we assume no responsibility for updating this opinion letter or the opinion or statements set forth herein to take into account any event, action, interpretation or change in law occurring subsequent to the date hereof that may affect the validity of such opinion or statements. This opinion is expressly limited to the matters set forth above, and we render no opinion, whether by implication or otherwise, as to any other matters relating to the Company or the Shares.

We hereby consent to the filing of this opinion letter as an exhibit to the Registration Statement and to being named in the Prospectus under the caption “Legal Matters” with respect to the matters stated therein. In giving these consents, we do not imply or admit that we are “experts” within the meaning of the Act or that we are within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission issued thereunder with respect to any part of the Registration Statement, including this exhibit.

Very truly yours,

FAEGRE DRINKER BIDDLE & REATH LLP

By:	/s/ Ben A. Stacke
Ben A. Stacke, Partner

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